Limited Term Tax-Exempt Bond Fund of America 333 South Hope Street, 55th Floor Los Angeles, California 90071 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of Limited Term Tax-Exempt Bond Fund of America (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended January 31, 2024 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA	LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA

___/s/ Kristine M. Nishiyama____________	_/s/ Brian C. Janssen____________
Kristine M. Nishiyama, Principal Executive Officer	Brian C. Janssen, Treasurer

Date: March 28, 2024	Date: March 28, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA and will be retained by LIMITED TERM TAX-EXEMPT BOND FUND OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.